UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2016

Hasbro, Inc.

(Exact name of registrant as specified in its charter)

Rhode Island	1-6682	05-0155090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1027 Newport Ave., Pawtucket, Rhode Island	02862
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (401) 431-8697

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07         Submission of Matters to a Vote of Security Holders.

On May 19, 2016, Hasbro, Inc. (the “Company”) held its 2016 Annual Meeting of Shareholders (the “Annual Meeting”).  As of the record date of March 23, 2016, there were 124,917,116 shares of common stock outstanding and entitled to notice of and to vote at the Annual Meeting. Of the record date shares, 113,596,592 shares of common stock were represented at the meeting.  The matters voted upon at the Annual Meeting and the results of the voting are set forth below.

Proposal 1 – Election of Directors

 Shareholders approved the election of twelve directors to serve as directors for a one-year term expiring at the 2017 Annual Meeting, and until their successors are duly elected and qualified.  The voting results for this proposal were as follows:

	For	Against	Abstain	Broker Non- Votes
Basil L. Anderson	100,585,754	2,119,372	153,807	10,737,659
Alan R. Batkin	100,767,072	1,968,039	123,822	10,737,659
Kenneth A. Bronfin	102,292,384	447,984	118,565	10,737,659
Michael R. Burns	102,646,130	95,222	117,581	10,737,659
Crispin H. Davis	102,389,103	355,111	114,719	10,737,659
Lisa Gersh	97,302,934	5,445,352	110,647	10,737,659
Brian D. Goldner	100,209,385	2,297,381	352,167	10,737,659
Alan G. Hassenfeld	102,009,235	728,795	120,903	10,737,659
Tracy A. Leinbach	102,570,316	177,400	111,217	10,737,659
Edward M. Philip	101,032,308	1,705,992	120,633	10,737,659
Richard S. Stoddart	102,654,986	84,606	119,341	10,737,659
Linda K. Zecher	102,299,980	448,108	110,845	10,737,659

Proposal 2 – Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

Shareholders approved, on an advisory basis, the compensation for the Company’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis and Executive Compensation sections of the Company’s 2016 Annual Meeting Proxy Statement. The voting results for this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
100,216,653	2,407,450	234,830	10,737,659

Proposal 3 - Ratification of the Selection of KPMG LLP as Independent Registered Public Accounting Firm for Fiscal Year 2016

Shareholders ratified the appointment of KPMG LLP to serve as the Company’s independent registered public accountants for its 2016 fiscal year.  The voting results for this proposal were as follows:

For	Against	Abstain
112,589,922	900,715	105,955

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HASBRO, INC.

	By:	/s/ Deborah Thomas
	Name:	Deborah Thomas
	Title:	Executive Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)
Date: May 23, 2016